SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
                 Filed by the Registrant                     [X]

                 Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

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[  ]  Preliminary Proxy Statement



[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))



[  ]  Definitive Proxy Statement



[X]   Definitive Additional Materials



[  ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

      Fidelity Advisor Series II

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Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.



[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which

               transaction applies:



          (2)  Aggregate number of securities to which

               transaction applies:



          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



          (4)  Proposed maximum aggregate value of transaction:



          (5)  Total Fee Paid:


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[  ]  Fee paid previously with preliminary materials.



[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2)

      and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1)  Amount Previously Paid:



     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

3RD REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Fidelity Advisor Fund(s) Shareholder:
THE SCHEDULED MAY 13TH SHAREHOLDERS' MEETING IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTING PARTICIPATION!
Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund(s). This information described each proposal and asked for your vote on all of the issues. It has been called to our attention that we have not yet received your ballot.
I AM WRITING TO REMIND YOU THAT YOUR PARTICIPATION IS EXTREMELY IMPORTANT. The shareholder meeting cannot be held until we receive a majority of the votes. Your vote affects the quorum, and your prompt attention to this request will save the cost of further solicitations. You may cast your vote for, against, or to abstain on the proposals by completing the voting instruction form(s) and returning it/them in the envelope provided. Remember, this is an opportunity to voice your opinion on matters concerning your fund(s). IT IS IMPORTANT THAT YOU TAKE PART IN THE VOTING PROCESS NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
To cast your ballot, simply record your vote on the enclosed voting instruction form(s). Be sure to sign the form(s) before mailing it/them in the postage paid envelope provided. You also have the option of voting your shares over the telephone by calling the toll-free number printed in the top left corner of the voting instruction form.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. If you have already voted, thank you for your prompt response. If you have any further questions, please contact your financial advisor. Thank you. We appreciate your immediate attention.
Sincerely,
/s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and Chief Executive Officer
         ADVII-APXL3-0398

3RD REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Fidelity Advisor Fund(s) Shareholder:
THE SCHEDULED MAY 13TH SHAREHOLDERS' MEETING IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTING PARTICIPATION!
Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund(s). This information described each proposal and asked for your vote on all of the issues. It has been called to our attention that we have not yet received your ballot.
I AM WRITING TO REMIND YOU THAT YOUR PARTICIPATION IS EXTREMELY IMPORTANT. The shareholder meeting cannot be held until we receive a majority of the votes. Your vote affects the quorum, and your prompt attention to this request will save the cost of further solicitations. You may cast your vote for, against, or to abstain on the proposals by completing the proxy card(s) and returning it/them in the envelope provided. Remember, this is an opportunity to voice your opinion on matters concerning your fund(s). IT IS IMPORTANT THAT YOU TAKE PART IN THE VOTING PROCESS NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
To cast your ballot, simply record your vote on the enclosed proxy card(s).
Vote by Mail:
You can mail your signed proxy card(s) in the postage paid envelope provided. Be sure to sign the card(s) before mailing it/them in the postage paid envelope provided.
Vote by Fax:
Fax the front and back of your SIGNED proxy card(s) to our proxy tabulator at 1-888-451-VOTE.
Vote by Telephone:
Call our proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-848-3155 weekdays from
8 a.m. - 8 p.m. EST.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. If you have already voted, thank you for your prompt response. If you have any further questions, please call Fidelity Client Services at 1-800-522-7297.
Thank you.  We appreciate your immediate attention.
Sincerely,
/s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and Chief Executive Officer
                                    ADVII-PXL3-0398